EXHIBIT 10.4
CELLCOM ISRAEL, LTD.
2006 SHARE INCENTIVE PLAN
A. NAME AND PURPOSE
1. Name: This plan, as amended from time to time, shall be known as the “Cellcom Israel, Ltd. 2006 Share Incentive Plan”.
2. Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and/or contractors of the Company and its Affiliates, by providing them with opportunities to purchase Shares, pursuant to a plan approved by the Board which is designed to enable the Company to issue options and restricted stock units, with respect to Israeli residents, pursuant to the provisions of either Section 102 or Section 3(9) of the Ordinance, as applicable, and the rules and regulations promulgated thereunder, as amended from time to time, or any other tax ruling provided by the tax authorities to the Company, as well as with respect to non-Israeli residents pursuant to the applicable law in their respective country of residence.
B. DEFINITIONS
“Adoption Date” means the Date of Grant, or any other date of commencement of vesting of an Award for the purposes of this Plan, that is determined by the Committee for a given grant of an Award.
“Affiliate” means any company (i) that is a Controlling Shareholder (as such term is defined in Section 102 of the Ordinance) of the Company, or (ii) of which the Company is a Controlling Shareholder, or (iii) which has a Controlling Shareholder that is also a Controlling Shareholder of the Company.
“Awards” means Options and/or RSUs.
“Beneficial Grantee” means the Grantee in respect of whom, an Award held in Trust by the Trustee was granted.
“Board” means Board of Directors of the Company.
“Cessation of Employment” means the cessation of employment of a Grantee (who was an employee of the Company on the Date of Grant of any Awards to him or her), with the Company, for any reason.
“Committee” means the Board or a committee appointed by the Board for such purpose, if appointed.
“Companies Law” means the Companies Law 1999.

“Company” means Cellcom Israel, Ltd., a company organized under the laws of the State of Israel, or any Affiliate thereof, unless the context otherwise requires.
“Controlling Shareholders” means controlling shareholders of the Company, as such term is defined in the Ordinance.
“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
     (i) a sale or other disposition of Shares of the Company held by Discount Investment Corporation Ltd. and its subsidiaries (“DIC”), to a third party that is not an affiliate of DIC nor its shareholder, resulting in DIC holding of less than 50.01% of the issued share capital of the Company;
     (ii) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;
     (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
     (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares of the Company outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
          Whether a transaction is a “Corporate Transaction” as defined above, shall be finally and conclusively determined by the Committee in its absolute discretion.
“Date of Grant” means the effective date of the grant of an Award, as detailed in Section 5.1(b) hereinafter.
“Date of Cessation” means (i) the date on which the employee-employer relationship between the Grantee and the Company ceases to exist, or (ii) if the Grantee is a contractor or consultant — the date on which the consulting or contractor agreement between the Grantee and the Company expires, or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement, or (iii) if the Grantee is a director — the date on which the Grantee ceases to serve as a director of the Company.
“Disability” means the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment that is expected to result in such person’s death or to continue for a period of six (6) consecutive months or more.
“Exercise Date” means the actual date of exercise of Options.

“Exercise Price” means the purchase price per Exercised Share, subject to each Option, or the nominal value per Exercised Share to be paid upon the vesting of an RSU, if applicable.
“Exercised Shares” means Shares received upon exercise of Options (or Rights, if applicable) and/or vesting of RSUs.
“Grantee” means the person to whom Awards shall be granted under this Plan.
“IPO” means an initial public offering of Shares.
“Notice of Exercise” means a written notice of exercise of an Option, delivered by a Grantee to the Company.
“Notice of Grant” means a written notice of the grant of an Award.
“102 Awards” means grants of Awards to Israeli employees, directors and office holders of the Company, other than to a Controlling Shareholder, pursuant to the provisions of Section 102 of the Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder. Such grants of Awards may be pursuant to (i) a Taxation Route and/or (ii) Section 102(c) of the Ordinance (“102(c) Awards”).
“102 Rules” means the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003.
“Options” means options to purchase Shares.
“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961.
“Plan” means this “Cellcom Israel, Ltd. 2006 Share Incentive Plan”, as amended from time to time.
“Representative” means any third party designated by the Company for the purpose of the exercise of the Options, as provided in Section 9.2 hereinafter.
“Rights” means rights issued in respect of Exercised Shares, including bonus shares but excluding cash dividends.
“RSUs” means Restricted Stock Units, as described in Section 13 below.
“Shares” means ordinary shares, nominal value of NIS 0.01 each of the Company (subject to an expected split of the Company’s shares).
“Taxation Route” means the capital gains route under Section 102(b)(2) of the Ordinance.
“3(9) Awards” means grants of Awards to Israeli consultants, contractors or Controlling Shareholders of the Company pursuant to the provisions of Section 3(9) of the Ordinance and the rules and regulations promulgated thereunder, or any other section of the Ordinance that will be relevant for such issuance in the future.
“Trust” means the holding of each Award and Exercised Shares by the Trustee in Trust for the benefit of the Beneficial Grantee.
“Trustee” means a trustee designated by the Committee in accordance with the provisions of Section 3.4 hereof and, with respect to 102 Awards, approved by the Israeli Tax Authority.
“Trust Expiration Date” means 1.1.2015, or any other date determined by the Board.
“Trust Period” means the period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Grantee to enjoy the tax benefits afforded under such Taxation Route, as will be applicable for such Taxation Route from time to time.
“Vesting Period” of an Award means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which (i) an Option becomes exercisable into a Share; or (ii) an RSU is automatically vested into a Share, as applicable.
C. GENERAL TERMS AND CONDITIONS OF THE PLAN
3. Administration:
          3.1 The Plan will be administered by the Board or, subject to applicable law, including but not limited to the instructions of the Companies Law, by a Committee, which will consist of such number of directors of the Company as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.
          3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.
          3.3 Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have the full authority in its discretion, from time to time and at any time to determine (i) the Grantees under the Plan, (ii) the number of Shares subject to each Award, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions, including performance conditions, if applicable, on which such Awards may be exercised and/or on which such Shares shall be paid for and/or on which such RSUs may vest, and/or (v) rules and provisions, as may be necessary or appropriate to permit eligible Grantees who are not Israeli residents to participate in the Plan and/or to receive preferential tax treatment in their country of residence, with respect to the Awards granted hereunder, and/or (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.
          3.4 Furthermore, subject to the general terms and conditions of the Plan, the Ordinance, and any other applicable laws and regulations, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:
               (a) With respect to grants of 102 Awards pursuant to the Taxation Route the identity of the trustee who shall be granted such 102 Awards in accordance with the provisions of this Plan and the Taxation Route; and
               (b) With respect to the grant of 3(9) Awards — whether or not 3(9) Awards shall be granted to a trustee in accordance with the terms and conditions of this Plan, and the identity of the trustee who shall be granted such 3(9) Awards in accordance with the provisions of this Plan.
          3.5 Notwithstanding the aforesaid, the Committee may, from time to time and at any time, grant 102(c) Awards.
          3.6 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan, as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Award granted thereunder.
          3.7 The interpretation and construction by the Committee of any provision of the Plan or of any Award thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Award or Share issuance thereunder, unless otherwise determined by the Board.
4. Eligible Grantees:
          4.1 The Committee, at its discretion, may grant Awards to any employee, director, consultant and/or contractor of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Awards shall be authorized and implemented only in accordance with the provisions of applicable law.
          4.2 The grant of an Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Awards pursuant to this Plan or any other incentive plan of the Company.
5. Grant of Awards, Issuance of Shares, Dividends and Shareholder Rights:

          5.1 Grant of Awards and Issuance of Shares.
               (a) Subject to the provisions of the Ordinance and applicable law (it being understood that, unless otherwise determined by the Committee, the following shall not apply to Awards granted to non Israeli Grantees),
                    (i) All grants of Awards to Israeli employees, directors and office holders of the Company, other than to Controlling Shareholders, shall be as 102 Awards and shall be subject either to the Taxation Route or to Section 102(c) of the Ordinance; and
                    (ii) All grants of Awards to Israeli consultants, contractors or Controlling Shareholders of the Company shall be as 3(9) Awards.
               (b) Subject to Sections 7.1 and 7.2 hereof, the Date of Grant shall be the date the Committee resolves to grant such Award, unless specified otherwise by the Committee in its determination relating to the grant of such Award. The Committee shall promptly give the Grantee a Notice of Grant.
               (c) Trust. In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and Exercised Shares in Trust for the benefit of the Beneficial Grantee; provided, however, that unless the Committee determines otherwise, in its sole and absolute discretion, the Trustee shall not hold any Awards in Trust following the Trust Expiration Date, all Awards held in Trust on such date shall be transferred automatically to the Grantee, and all implications, including tax implications, resulting from such transfer of Awards shall be borne solely by the Grantee.
                    In accordance with Section 102, the tax benefits afforded to 102 Awards and any Exercised Shares, in accordance with the Taxation Route, shall be contingent upon the Trustee holding such 102 Awards for the applicable Trust Period.
                    With respect to 102 Awards granted to the Trustee, the following shall apply:
                    (i) A Grantee granted 102 Awards shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Trust Period; and
                    (ii) Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Taxation Route.
                    Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares (or 102 Awards) or Rights from Trust, prior to the lapse of the Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Ordinance and/or the 102 Rules, and/or any

other provision of the Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant from time to time.
                    All certificates representing Exercised Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.
                    Alternatively, in the event the Company’s Shares are listed on any stock exchange or admitted to trading on an electronic securities trading system, whether in Israel or outside of Israel, the Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.
          (d) Subject to the terms hereof, at any time after the Awards are vested, with respect to any 102 Awards or Exercised Shares held by the Trustee the following shall apply:
                    (i) Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust, within a reasonable period of time, the Awards granted, and/or the Exercised Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Awards and/or Exercised Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.
                    (ii) Alternatively, subject to the terms hereof, with respect to any Exercised Shares held by the Trustee, provided the Exercised Shares are listed on a stock exchange or admitted to trading on an electronic securities trading system (such as the Nasdaq), upon the written instructions of the Beneficial Grantee to sell any Exercised Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale within a reasonable period of time, and shall transfer such Exercised Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities. In case an appropriate tax exemption or partial tax exemption certificate was provided to the Company and/or Trustee, an adequate time prior to the date in which the proceeds are to be paid, the Company and/or Trustee shall not withhold or partially withhold the taxes required, in accordance with the tax exemption certificate, as the case may be).

          5.2 Guarantee. In the event a 102(c) Award is granted to a Grantee who is an employee at the time of such grant, upon the Grantee’s Cessation of Employment, such Grantee shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the future payment of all taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Award or its vesting (if an RSU), all in accordance with the provisions of Section 102 of the Ordinance, the 102 Rules and the regulation or orders promulgated thereunder.
          5.3 Dividend. All Exercised Shares shall entitle the Grantee thereof to receive dividends with respect thereto. For so long as Exercised Shares deposited with the Trustee on behalf of a Beneficial Grantee are held in the Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Grantee, subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.
          5.4 Voting Rights; Shareholder Rights. The holder of an Award shall have no shareholder rights with respect to the Shares subject to such Award until such person shall have exercised the Award, or the Award has vested (if an RSU), as the case may be, has paid the Exercise Price, if applicable, and has become the record holder of the applicable Exercised Shares.
               As long as the Exercised Shares are held by the Trustee, the voting rights at the Company’s general meeting attached to such Exercised Shares will remain with the Trustee. The Trustee shall not be obligated to exercise such voting rights at general meetings, nor to notify the Grantee of any Exercised Shares held in the Trust, of any meeting of the Company’s shareholders. However, the Trustee may, at his sole discretion, empower the respective Beneficial Grantee, to vote in name and in place of the Trustee according to such Beneficial Grantee’s instructions, if provided.
6. Reserved Shares: The total number of Shares that may be subject to Awards granted under this Plan shall not exceed 2,500,000 in the aggregate, subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Awards under the Plan, and under any other plans or sub-plans, as the Committee may determine at its own discretion, from time to time, provided, however, that until termination of the Plan the Company shall at all times reserve sufficient number of unissued Shares to meet the requirements of the Plan.
          Without derogating from the foregoing, the Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan and/or any other plans, previously issued Shares that are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies Law).

          7. Required Approvals; Notice of Grant; Vesting and Re-pricing:
          7.1 The implementation of the Plan and the grant of any Award under the Plan shall be subject to the Company’s procurement of all approvals and permits required by applicable law or regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Exercised Shares issued pursuant to it.
               The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment or sub-plan adopted in the future to this Plan, if shareholders’ approval is necessary to comply with the Company’s bylaws, any applicable law, rule or regulation, including without limitation the US securities laws, or the securities laws of other jurisdictions applicable to Awards granted to Grantees under this Plan, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges, including without limitation the US Securities and Exchange Commission.
          7.2 The Notice of Grant shall state, inter alia, the number of Shares subject to each Award, the vesting schedule, the dates when the Awards may be exercised or shall automatically vest into Exercised Shares (for RSUs), as applicable, their Exercise Price, if applicable, whether the Awards granted to Israeli Grantees are 102 Awards (and in particular whether the 102 Awards are granted under the Taxation Route, or as 102(c) Awards) or 3(9) Awards, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan. Each Notice of Grant evidencing a 102 Award shall, in addition, be subject to the provisions of the Ordinance applicable to such awards.
               Furthermore, each Grantee of a 102 Award under the Taxation Route shall be required to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Ordinance and the Taxation Route, and to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.
          7.3 Term of Awards; Vesting. Without derogating from the rights and powers of the Committee under Section 7.2 hereof and subject to Section 10 hereinafter, unless otherwise specified by the Committee, the Awards shall be for a term of six (6) years, and, unless determined otherwise by the Committee, the Vesting Period pursuant to which such Awards shall vest, shall be such that 25% of the Awards granted to a Grantee in a specific grant shall vest on each of the first, second, third and fourth anniversaries of the Adoption Date; provided, however, that no Award granted under this Plan shall vest prior to the consummation of an IPO.
               Unless determined otherwise by the Committee, any period in which the Grantee shall not be employed by the Company, or in which the Grantee shall have taken an unpaid leave of absence, or in which the Grantee shall cease to serve as a director, consultant or contractor of the Company, shall not be included in the Vesting Period.

          7.4 Acceleration of Vesting. Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority, whether before or after the grant of an Award, to determine any provisions regarding the acceleration of the Vesting Period of any Award, or the cancellation of all or any portion of any outstanding restrictions with respect to any Award upon certain events or occurrences, on such terms and conditions as the Committee shall deem appropriate.
          7.5 Repricing. Subject to applicable law, the Committee shall have full authority to, at any time and from time to time, (i) grant in its discretion to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having an Exercise Price lower than provided in the Award so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Exercise Price (see Section 8 below) of outstanding Awards.
          8. Exercise Price: The Exercise Price shall be determined by the Committee in its sole and absolute discretion, subject to applicable law and to guidelines adopted by the Board from time to time.
          9. Exercise of Options:
          9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.
          9.2 The exercise of an Option shall be made by a written Notice of Exercise delivered by the Grantee to the Company at its principal executive office, and/or to a Representative and, with respect to Options held in the Trust, to the Trustee, in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102 of the Ordinance, specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price, at the Company’s or the Representative’s principal office, and containing such other terms and conditions as the Committee shall prescribe from time to time.
          9.3 Notwithstanding the provisions of Section 9.2 above, and unless otherwise provided by the Board, all Options shall be exercised using the following method (the “Net Exercise”):
                         (a) The Company shall issue to the Grantee (or to the Trustee, as applicable) a number of Shares having an aggregate Market Value (as defined below) equal to the Benefit Amount (as defined below) (the “Net Exercise Shares”);
                         For the purposes of this Section:
                         (i) The “Benefit Amount” shall mean the difference between:

                         (A) (i) the Market Value times (ii) the number of Shares subject to the Options for which a Notice of Exercise has been delivered to the Company; and
                         (B) (i) the Exercise Price times (ii) the number of Shares subject to the Options for which a Notice of Exercise has been delivered to the Company.
                    (ii) “Market Value” shall mean the closing price for a Share on the last trading day prior to the date of exercise, as reported or quoted on the Nasdaq or on any other stock market on which Shares are traded, as shall be determined by the Committee.
               (b) The Grantee shall not be required to pay to the Company any sum with respect to the exercise of such Options, other than a sum equal to [the aggregate nominal value of the Net Exercise Shares (which shall be paid in a manner provided in Section 9.5 below) (the “Nominal Value Sum”). However, the Company shall have the full authority in its discretion to determine at any time that the Nominal Value Sum shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of applicable law regarding issuance of Shares for consideration that is lower than the nominal value of such Shares;
               (c) No fractional Shares will be issued to the Grantee and the number of Shares granted to the Grantee under the Plan shall be rounded off (upward or downward) to the nearest whole number.
          9.4 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, unless otherwise determined by the Committee, if any Option has not been exercised and the Shares subject thereto not paid for within six (6) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Awards under the Plan (provided its term is extended, if needed), any other plans or sub-plans, as provided for in Section 6 herein, or any other incentive arrangement of the Company.
          9.5 Each payment for Exercised Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.
10. Termination of Employment:
          10.1 Employees. In the event of a Cessation of Employment of a Grantee who was an employee at the Date of Grant, all Awards theretofore granted to such Grantee when such Grantee was an employee of the Company, unless determined otherwise by the Committee, shall terminate as follows:

                         (a) All such Awards that are not vested on the Date of Cessation shall terminate immediately.
               (b) If the Grantee’s cessation of employment is by reason of such Grantee’s death or Disability, any Options previously granted to the Grantee (to the extent vested on the Date of Cessation) shall be exercisable by the Grantee (if applicable) or the Grantee’s guardian, legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution, at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.
               (c) If the Grantee’s Cessation of Employment is due to any reason other than those stated in Sections 11.1(b), 11.1(d) or 11.1(e) herein, any Options previously granted to the Grantee (to the extent vested on the Date of Cessation) shall be exercisable at any time until the lapse of three (3) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate;
               (d) Notwithstanding the aforesaid, if the Grantee’s Cessation of Employment is due to (i) breach of the Grantee’s duty of loyalty towards the Company, or (ii) breach of the Grantee’s duty of care towards the Company, or (iii) the commission of any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or any substantial breach of the Grantee’s employment agreement with the Company, or (vi) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (vii) any act or omission by the Grantee which would allow for the termination of the Grantee’s employment without severance pay, according to the Severance Pay Law, 1963, any and all Options previously granted to the Grantee whether vested or not shall ipso facto expire immediately and be of no legal effect.
               (e) If a Grantee retires, he may, subject to the approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine.
               (f) Whether the Cessation of Employment of a particular Grantee is by reason of “Disability” for the purposes of paragraph 10.1(b) hereof or by virtue of “retirement” for purposes of paragraph 10.1(e) hereof, or is a termination of employment other than by reason of such Disability or retirement, or is for reasons as set forth in paragraph 10.1(d) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

               (g) Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option.
          10.2 Directors, Consultants and Contractors. In the event that a Grantee, who is a director, consultant or contractor of the Company, ceases, for any reason, to serve as such, the provisions of Sections 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(f) and 10.1(g) above shall apply, mutatis mutandis.
          10.3 Notwithstanding the foregoing provisions of this Section 10, the Committee shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:
               (a) Extend the period of time for which the Option is to remain exercisable following the Date of Cessation to such greater period of time, as the Committee shall deem appropriate, but in no event beyond the specified expiration of the term of the Option; or
               (b) Permit the Option to be exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable on the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.
          10.4 Notwithstanding the foregoing provisions of this Section 10, and for the avoidance of doubt, unless the Board determines otherwise, the transfer of a Grantee from the employ or service of the Company to the employ or service of an Affiliate, or from the employ or service of an Affiliate to the employ or service of the Company or another Affiliate, shall not be deemed a Cessation of Employment or termination of service for purposes hereof.
11. Adjustments, Liquidation and Corporate Transaction:
          11.1 Bonus Shares.
               (a) If the Company distributes bonus shares to all of its shareholders, including all holders of Shares, whose date of distribution is earlier than the Exercise Date or vesting date (for RSUs), as applicable, Shares in the number and kind that the Award holder would have been entitled to as bonus shares had he/she exercised the Options or had his/her RSUs vested, as the case may be, before the record date determining the right to receive bonus shares, will be added to the Exercised Shares to which the holder of the Awards is entitled upon exercising the Options or vesting of the RSUs, as applicable.
                    (b) The Exercise Price of each Award will not change as a result of the addition of such bonus shares, while other terms referring to the Exercised Shares will also apply to the bonus shares added to the Exercised Shares, mutatis mutandis.

                    (c) If the Company distributes bonus shares, as described in Section (a) above, for which the record date for distribution and/or the date of distribution fall during the period in which Exercised Shares are registered in the name of the Trustee for the Beneficial Grantee, the Company will transfer to the Trustee an amount of bonus shares according to the number of Exercised Shares registered in its name at the time of distribution, and the Trustee will hold them in Trust for the Beneficial Grantees. In the event Exercised Shares have been transferred from the Trustee to a Beneficial Grantee and/or sold by the Company or the Trustee at the Beneficial Grantee’s request between the record date for distribution and the date of distribution, the Company will transfer bonus shares in respect of these Shares directly to such Beneficial Grantee. Each such Grantee will be entitled to Shares in the same number and class to which he would have been entitled, had the Shares been held by him prior to the record date for the right to receive the bonus shares.
          11.2 Cash Dividends. If the Company distributes cash dividends with respect to all Company’s Shares issued to its shareholders, and the record date for determining the right to receive such dividends (the “Determining Date”) is earlier than the Exercise Date of the Options granted hereunder, then the Exercise Price for each Share subject to an Option not exercised prior to the Determining Date, shall be reduced by an amount equal to the gross amount of the dividend per Share distributed, calculated in the same currency as the Exercise Price according to the representative rate of exchange as of the Determining Date, if applicable. Notwithstanding the aforesaid, in the event the Company’s Shares are listed on any stock exchange or admitted to trading on an electronic securities trading system as of the Determining Date, the aforesaid reduction of the Exercise Price for each Share subject to an Option not exercised shall correspond to the reduction in the price of a Company Share as a result of such distribution as recorded by such stock exchange or electronic securities trading system. Unless determined otherwise by the Board, the Exercise Price shall not be reduced to less than the nominal value of a Share.
          11.3 Adjustments. Unless determined otherwise by the Committee, subject to any required action by the shareholders of the Company and/or any other required action under any applicable law, the number of Shares subject to each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Shares subject to each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, combination or reclassification of the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

               Except as expressly provided in this Section 12, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
               Except as expressly provided in this Section 11, the grant of Awards under the Plan shall in no way affect the right of the Company to distribute bonus shares, to offer rights to purchase its securities, or to distribute cash dividends.
          11.4 Liquidation. Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may declare that any Award shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his/her Award or to allow his/her Awards to vest (for RSUs), including any Award that would not otherwise be vested (in respect of RSUs) and/or exercisable (in respect of Options).
          11.5 Corporate Transaction.
               (a) In the event of a Corporate Transaction, the Vesting Period of the Awards shall be automatically and immediately accelerated so that all Awards whether vested or not shall become vested and, in respect of Options, exercisable, as of ten (10) days prior to the effective date of such Corporate Transaction and until the effective date of such Corporate Transaction.
               (b) Immediately prior the consummation of the Corporate Transaction, all outstanding Awards which are not exercised until the effective date of the Corporate Transaction, shall terminate and cease to be outstanding.
          11.6 Sale. Subject to any provision in the Articles of Association of the Company and to the Committee’s sole and absolute discretion, in the event of sale or other disposition of all or substantially all of the outstanding share capital of the Company, each Grantee shall be obligated to participate in such sale and sell his or her Exercised Shares, provided, however, that each such Exercised Share shall be sold at a price equal to that of any other Share sold under the sale, subject to the absolute discretion of the Board.
               With respect to Exercised Shares held in Trust the following procedure will be applied: the Trustee will transfer the Exercised Shares held in Trust and sign any document in order to effectuate the transfer of such Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold, and therefore the Trustee is obligated to transfer the Exercised Shares held in Trust under the provisions of this Section 11.5; and (ii) the Company is obligated to withhold at source all taxes required to be paid upon release of the Exercised Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid;

and (iii) the Company is obligated to transfer the consideration for the Exercised Shares directly to the Grantees.
          11.7 The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
12. Limitations on Transfer:
          12.1 Unless determined otherwise by the Committee, no Award shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Award may be exercised, where applicable, during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. Any assignment or transfer other than as aforesaid, shall be null and void. The terms of such Award shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. In addition, as long as Awards and/or Exercised Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Exercised Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.
          12.2 Underwriter’s Lock-up. The Grantee’s rights to sell Exercised Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, from time to time, or upon a specific occurrence, and the Grantee unconditionally agrees and accepts any such limitations.
          12.3 Restrictions on Shares. The Committee may impose such restrictions on any Exercised Shares, as it may deem advisable, including, but not limited to, restrictions related to applicable U.S. federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any U.S. blue sky or state securities laws.
13. Restricted Stock Units
          13.1 Subject to the sole and absolute discretion and determination of the Committee, the Committee may decide to grant under this Plan, in addition to, or instead of, any grant of Options, Restricted Stock Unit(s) (“RSU(s)”). RSUs are Options, bearing an Exercise Price of no more than the underlying Share’s nominal value. In addition, notwithstanding anything to the contrary in Section 9.2 above, upon the lapse of the Vesting Period of an RSU, such RSU shall automatically vest into an Exercised Share of the Company and, unless otherwise determined by the Board, the Grantee shall pay to the Company its nominal value as a precondition to any issuance of such Exercised Share. However, the Company shall have the full authority in its discretion to determine at any time that the nominal value shall not be paid and that the Company shall capitalize applicable profits or take any other action to ensure that it meets any requirement of applicable law regarding issuance of shares for consideration that is lower than the nominal value of such Shares.
          13.2 All other terms and conditions of this Plan applicable to Options, shall apply to RSUs mutatis mutandis.
14. Term and Amendment of the Plan:
          14.1 The Plan shall terminate, and no additional Awards may be granted pursuant to it, upon the earliest of (i) the expiration of ten (10) years from the date the Plan was adopted by the Board, or (ii) the termination of all outstanding Awards in connection with a Corporate Transaction. All Awards outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Awards.
          14.2 Subject to applicable laws and regulations, the Board in its discretion may, at any time and from time to time, amend, alter, extend or terminate the Plan, as it deems advisable. However, no amendment or modification shall adversely affect any rights and obligations with respect to Options at the time outstanding under the Plan, unless the applicable Grantee consents to such amendment or modification. In the event the Committee wishes to grant Awards to non-Israeli Grantees, the Committee may adopt, as part of this Plan and based on it, sub-plans, in order to comply with all relevant and applicable laws and regulations of the country of residence of such Grantees.
15. Withholding and Tax Consequences: The Company’s obligation to deliver Exercised Shares upon the exercise or vesting of any Awards granted under the Plan shall be subject to the satisfaction of all applicable income tax and other compulsory payments withholding requirements. All tax consequences and obligations regarding any other compulsory payments arising from the grant, exercise, or vesting of any Award, from the payment for, or the subsequent disposition of, Exercised Shares subject thereto or from any other event or act (of the Company, of the Trustee or of the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.
          The Company and/or the Trustee, when applicable, shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

16. Miscellaneous:
          16.1 Continuance of Employment. Neither the Plan nor the grant of an Award thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Award granted thereunder shall confer upon any Grantee any right to continue in the employment or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.
          16.2 Notwithstanding anything to the contrary in this Plan, it is hereby clarified, that any income attributed (or deemed to be attributed) to the Grantee as a result of this Plan, the grant or exercise of Awards thereunder, or the sale of Exercised Shares, shall not be taken into account for the purpose of calculating the Grantee’s eligibility for any rights deriving from the employee-employer or service provider-client relationship between the Grantee and the Company.
          16.3 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel, excluding the choice of law rules thereof.
          16.4 Application of Funds. Any proceeds received by the Company from the sale of Exercised Shares pursuant to the Awards granted under the Plan shall be used for general corporate purposes of the Company.
          16.5 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Award to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee. The grant of multiple Awards may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.
          16.6 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
          16.7 The provisions of this Plan shall not be construed as deviating from any applicable laws, rules and regulations.
*****